Effective Date: September 29, 2000

                      Liberty Wanger Asset Management, L.P.
                              Wanger Advisors Trust
                               Liberty Acorn Trust


                                 CODE OF ETHICS
                                 --------------


         This Code of Ethics ("Code") has been adopted by Liberty Wanger Asset Management, L.P. ("LWAM"). The Code applies to all employees of LWAM and all officers and trustees of LAT Trust ("LAT") and Wanger Advisors Trust ("WAT") except those trustees who are not "interested persons" of LAT or WAT, respectively, or of LWAM, as defined in the Investment Company Act of 1940 (the "Investment Company Act") and rules thereunder.

         The policy of LWAM is to avoid any conflict of interest, or the appearance of any conflict of interest, between the interests of LWAM, or its officers, partners and employees, and the interests of LAT, WAT or LWAM's advisory clients ("Clients"). The Investment Company Act and Investment Advisers Act and rules require that LWAM, LAT and WAT establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Clients might take advantage of that knowledge for their own benefit. Implementation and monitoring of these standards inevitably places some restrictions on the freedom of the investment activities of those people.

         This Code of Ethics has been adopted by LWAM to meet those concerns and legal requirements. Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to LWAM's designated compliance officer or chief operating officer. If none of them are available, questions should be directed to the Legal Department of Liberty Financial Services, Inc. or counsel for LWAM.

I.       STATEMENT OF PRINCIPLE

         General Prohibitions. The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by Clients to:

         a.       employ any device, scheme or artifice to defraud Clients;

         b. make any untrue statement of a material fact, omit to state a material fact or in any way mislead Clients regarding a material fact;

         c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Clients; or

         d.       engage in any manipulative practice with respect to Clients.

         Personal Securities Transactions. The Code regulates the personal securities transactions as a part of the effort by LWAM to detect and prevent conduct that might violate the general prohibitions outlined above. A personal securities transaction is a transaction in a security in which the person subject to this Code has a beneficial interest.

         Security is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

         You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from action in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine if you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest and a copy of Rule 16a-1(a), defining beneficial ownership, are attached as appendix A.

         In any situation where the potential for conflict exists, transactions for Clients must take precedence over any personal transaction. The people subject to this Code owe a duty to Clients to conduct their personal securities transactions in a manner which does not interfere with Clients' portfolio transactions or otherwise take inappropriate advantage of their relationship to Clients. Personal securities transactions must comply with the Code of Ethics and should avoid any actual or potential conflict of interest between your interests and Clients' interests.

         Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.


II.      HOW THE CODE'S RESTRICTIONS APPLY

     The restrictions on personal securities transactions in Section III and the compliance procedures in Section IV differentiate among groups of people based on their positions and responsibilities with LWAM. The groups are: investment personnel and access personnel.

     A. Investment personnel (individually, an "investment person") are those who make, or participate in making, investment decisions for Clients, or who, because of their positions with LWAM, have a heightened duty to Clients or who can be expected to have more information about Clients' portfolio transactions. Investment personnel are:

          o    LWAM portfolio managers;

          o    LWAM analysts;

          o    LWAM traders;

          o    LWAM portfolio accounting personnel;

          o LWAM support staff working directly with portfolio managers, analysts, or traders; and

          o    LWAM partners and officers of LWAM.

     B. Access personnel are all employees of LWAM who are not investment personnel described above.


III.     RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     A. No transactions with Clients. No investment person or access person shall knowingly sell to or purchase from a Client any security or other property, except securities issued by that Client.

     B. No conflicting transactions. No investment person or access person shall purchase or sell any security, other than a listed index option or futures contract, in which such person has or would thereby acquire a beneficial interest which the person knows or has reason to believe is being purchased or sold or considered for purchase or sale by a Client, until all Clients' transactions have been completed or consideration of such transactions has been abandoned.

     C. Initial public offerings. No investment person or access person shall acquire any security in an initial public offering, except (i) with the prior consent of the compliance officer or chief operating officer based on a determination that the acquisition does not conflict with the Code or its underlying policies, or the interests of LWAM or its Clients, and (ii) in circumstances in which the opportunity to acquire the security has been made available to the person for reasons other than the person's relationship with LWAM or its Clients. Such circumstances might include, for example:

          o an opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the person's ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

          o an opportunity resulting from the person's pre-existing ownership of an interest in the IPO company or an investor in the IPO company;

          o an opportunity made available to the person's spouse, in circumstances permitting the compliance officer or chief operating officer reasonably to determine that the opportunity is being made available for reasons other than the person's relationship with LWAM or its Clients (for example, because of the spouse's employment).

     D.   Private  placements.  No  investment  person  or access  person  shall acquire any security in a private placement without the express written prior approval of the designated compliance officer or chief operating officer. In deciding whether that approval should be granted, each of those persons will consider whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered because of the person's relationship with Clients. An investment person who has been authorized to acquire a security in a private placement must disclose that investment if he or she later participates in consideration of an investment in that issuer by Clients. Any investment decision for Clients relating to that security must be made by other investment personnel.

     E. Short-term trading. No investment person may profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 days. Any profit so realized will be required to be donated to a charitable organization selected by the investment person and approved by LWAM's compliance officer or chief operating officer. This restriction does not apply to any profits from short-term trading in listed index options or futures contracts, or to any transaction which has received the prior approval of the compliance officer or chief operating officer.

     F. Gifts. No investment person or access person may accept any gift or other thing of more than a $100 value from any person or entity that does business with or on behalf of LWAM, or seeks to do business with or on behalf of LWAM. Gifts in excess of this value must either be returned to the donor or paid for by the recipient. It is not the intent of the code to prohibit the everyday courtesies of business life. Therefore, excluded from this prohibition are an occasional meal, ticket to a theater, entertainment, or sporting event that is an incidental part of a meeting that has a clear business purpose.

     G. Service as a director. No investment person or access person may serve as member of the board of directors or trustees of any business organization, other than a civic or charitable organization, without the prior written approval of the compliance officer or chief operating officer based on a determination that the board service would not be inconsistent with the interests of LWAM or of its Clients. If an investment person is serving as a board member, that investment person shall not participate in making investment decisions relating to the securities of the company on whose board he or she sits.

IV.      COMPLIANCE PROCEDURES

     A. Execution of personal securities transactions. All personal securities transactions must be conducted through brokerage accounts that have been identified to the compliance officer. Each such brokerage account must be set up to deliver duplicate copies of all confirmations and statements to the compliance officer. No exceptions to this policy will be made.

     B. Preclearance. Except as provided below, all personal securities transactions for investment personnel and access personnel must be cleared in advance by the compliance officer or chief operating officer (personal securities transactions for each of whom must be precleared in advance by one of the others). If the proposed trade is not executed within two business days after preclearance, the preclearance will expire and the request must be made again.

          Transactions  in  the  following   securities   are  exempt  from  the
          preclearance requirement but are subject to all other provisions of the Code, including Sections III and IV:

          1.   securities listed as exempt in Section V;

          2.   municipal securities;

          3.   straight debt securities;

          4.   listed index options and futures;

          5. short sales of, or transactions that close or have the economic effect of closing a short position in, securities not held in the portfolio of, or under consideration for purchase by, any Client; and

          6. transactions in an account (including an investment advisory account, trust account or other account) of such person (either alone or with others) over which a person other than the investment person or access person (including an investment adviser or trustee) exercises investment discretion if:

               o the investment person or access person does not know of the proposed transaction until after the transaction has been executed;

               o the investment person or access person has previously identified the account to LWAM's compliance officer and has affirmed to the compliance officer that (in some if not all cases) he or she does not know of proposed transactions in that account until after they are executed.

               This exclusion from the preclearance requirement is based upon the employee not having knowledge of any transaction until after that transaction is executed. Therefore, notwithstanding this general exclusion, if the investment person or access person becomes aware of any transaction in such investment advisory account before it is executed, the investment person must seek preclearance of that transaction before it is executed.


     C.   Blackout periods.

          1. Investment personnel. No personal securities transaction of an investment person will be cleared (as provided in B., above) if any Client (1) has a conflicting order pending or (2) is actively considering a purchase or sale of the same security. A conflicting order is any order for the same security, or for an option on or a warrant for that security, which has not been fully executed. A purchase or sale of a security is being "actively considered" (a) when a recommendation to purchase or sell has been made for any Client and is pending, or, (b) with respect to the person making the recommendation, when that person is seriously considering making the recommendation.

               Absent  extraordinary  circumstances,   a  personal  securities
               transaction for an investment person will not be approved until the sixth business day after completion of any transaction for any Client.

          2. Access personnel. No personal securities transaction of an access person may be executed on a day during which any Client has a pending order in the same security until that order is fully executed or withdrawn.

     D. Disclosure of personal holdings. Each investment person and access person shall disclose his or her personal securities holdings no later than ten days after commencement of employment with LWAM (Attachment
          A), and annually thereafter (Attachment B) as of December 31 of each year. Annual reports shall be delivered to the compliance officer no later than January 30 of the following year.

     E.   Reporting personal securities transactions.

          1. Each investment person and access person shall (i) identify to LWAM any brokerage or other account in which the person has a beneficial interest and (ii) instruct the broker or custodian to deliver to LWAM's compliance officer duplicate confirmations of all transactions and duplicate monthly statements.

          2. Each investment person and access person shall report all personal securities transactions during a month to the designated compliance officer no later than ten days after the end of the month.

          Monthly transaction reports shall include the following information:

          For  each transaction:

               o    the date of the transaction;

               o title, interest rate and maturity date (if applicable), number of shares and the principal amount of each security involved;

               o the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition);

               o    the price at which the transaction was effected;

               o the name of the broker, dealer or bank with or through which the transaction was effected; and

               o    the date the report is submitted.

          In   addition,  for each account established during the month in which securities are held for the benefit of an investment person or access person, the monthly report shall include:

               o the name of the broker, dealer or bank with whom the account was established;

               o    the date the account was established; and

               o    the date the report is submitted.

          3. Reports relating to the personal securities transactions of the compliance officer shall be delivered to the chief operating officer.

     F. Reports may be in any form. Monthly transaction reports filed by investment or access personnel pursuant to Section IV(E)(2) of this Code may be in any form (including copies of confirmations or account statements) including the information required by Section IV(E)(2).

          An   investment  person  or  access  person  will  be  deemed  to have satisfied the monthly reporting requirement, and is not required to file a monthly report of any transactions:

               (1) executed through LWAM's trading desk, for which the trading department will provide to LWAM's compliance department information about transactions; or

               (2) executed through brokerage or other accounts identified to LWAM and for which duplicate monthly account statements showing all transactions are delivered to LWAM.

          Any personal securities transaction of an investment person or access person which for any reason does not appear in the trading or brokerage records described above shall be reported as required by
          Section IV(E)(2) of this Code.

     G. Monitoring of transactions. LWAM's compliance officer will monitor the trading patterns of investment personnel and access personnel. The trading of the compliance officer will be monitored by the chief operating officer.

     H. Certification of compliance. Each investment person and access person is required to certify annually that he or she has read and understands the code and recognizes that he or she is subject to the code. Each investment person and access person is also required to certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the code. To accomplish this, the compliance officer shall annually distribute a copy of the code and request certification by all covered persons. The compliance officer shall be responsible for ensuring that all personnel comply with the certification requirement.

          Each investment person and access person who has not engaged in any personal securities transaction during the preceding year for which a report was required to be filed pursuant to the code shall include a certification to that effect in his or her annual certification.

     I. Review by the Funds' Boards. The officers of LAT and WAT shall prepare an Annual Issues and Certification Report to the board that:

          1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

          2. describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

          3. certifies to the board that the Fund has adopted procedures reasonably necessary to prevent its investment persons and access persons from violating the Code; and

          4. identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

V.   EXEMPT TRANSACTIONS

     The  provisions  of  this  Code  are  intended  to  restrict  the  personal
investment  activities  of  persons  subject  to the Code  only to the   extent
necessary to accomplish  the purposes of the Code.  Therefore, the provisions of
Section III (Restrictions on Personal Securities Transactions) and Section IV (Compliance Procedures) of this Code shall not apply to:

     A. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

     B.   Purchases or sales of:

          1.   U.S. government securities;

          2. shares of open-end investment companies (mutual funds), including but not limited to shares of any mutual fund managed by LWAM; and

          3.   bank certificates of deposit or commercial paper.

     C. Purchases or sales over which persons subject to this Code have no control;

     D.   Purchases which are part of an automatic dividend reinvestment plan;

     E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     F. Purchases or sales which receive the prior approval of the compliance officer or chief operating officer because they are not inconsistent with this Code or the provisions of Rule 17j-l(a) under the Investment Company Act of 1940. A copy of Rule 17j-1 is attached as Appendix B.


VI.      CONSEQUENCES FOR FAILURE TO COMPLY WITH THE CODE

         Compliance with this Code of Ethics is a condition of employment by LWAM and retention of office as a trustee or officer of LAT or WAT. Taking into consideration all relevant circumstances, the executive committee of LWAM will determine what action is appropriate for any breach of the provisions of the Code. Possible actions include letters of sanction, suspension, termination of employment, or removal from office.

         Reports filed pursuant to the Code will be maintained in confidence but will be reviewed by LWAM to verify compliance with the Code. Additional information may be required to clarify the nature of particular transactions.


VII.     RETENTION OF RECORDS

         The compliance officer shall maintain the records listed below for a period of six years at LWAM's principal place of business in an easily accessible place:

          A.   a list of all persons subject to the Code during the period;

          B. receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

          C. a copy of each code of ethics that has been in effect at any time during the period;

          D. a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period; and

          E.   records   evidencing   prior   approval  of,  and  the  rationale
               supporting, an acquisition by an investment person or access person of securities in a private placement.





Adopted effective          September 29, 2000

                                                                      Appendix A


                        Examples of Beneficial Ownership

         For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

o securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

o securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

o securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

o securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

o securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

o securities held by a personal holding company controlled by you alone or jointly with others;

o securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

o securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

o securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

o securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to LWAM's designated compliance officer or chief operating officer.

                                                                      Appendix B

ss. 270.17j-1 Personal investment activities of investment company personnel.


(a) Definitions. For purposes of this section:

     (1)  Access Person means:

          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

               (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

               (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (2)  Advisory Person of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

     (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

          (i)  Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end Funds.

     (5) Fund means an investment company registered under the Investment Company Act.

     (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

     (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

          (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities
          Act of 1933.

     (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (10) Security Held or to be Acquired by a Fund means:

          (i)  Any Covered Security which, within the most recent 15 days:

               (A)  Is or has been held by the Fund; or

               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph
               (a)(10)(i) of this section.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics.

     (1)  Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

          (iii)If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     (2)  Administration of Code of Ethics.

          (i)  The Fund,  investment adviser and principal  underwriter must use
               reasonable   diligence   and  institute   procedures   reasonably
               necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

               (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     (3)  Exception for Principal  Underwriters.  The requirements of paragraphs
          (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

               (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

               (ii) An  officer,  director or general  partner of the  principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)  Reporting Requirements of Access Persons.

     (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3)  The  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                    (2)  The date the account was established; and

                    (3) The date that the report is submitted by the Access Person.

          (iii)Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               (C)  The date that the report is submitted by the Access Person.

     (2)  Exceptions from Reporting Requirements.

          (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

               (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and

               (B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

          (iii)An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

               (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

               (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

          (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under ss.ss. 275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

          (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

     (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
          (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

     (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

     (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss. 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f)  Recordkeeping Requirements.

     (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

          (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.